ITEM  2.  DESCRIPTION  OF  EXHIBITS.
                                                                     EXHIBIT 2.1

                              INFORMATION STATEMENT

                           RELATING TO THE SPIN-OFF OF
             TEXAS NEVADA OIL & GAS CO.; MARCAP INTERNATIONAL, INC.;
    MED-X SYSTEMS, INC.; THE LAISSEZ-FAIRE GROUP, INC.;  AND AZ CAPITAL, INC.

                               FROM UNICORP, INC.

DEAR  UNICORP  SHAREHOLDER:

The Board of Directors of Unicorp, Inc. has approved a distribution to holders of our common stock. Unicorp intends to distribute all of the outstanding shares of common stock of its wholly owned subsidiaries, Texas-Nevada Oil & Gas Co.; Marcap International, Inc.(formerly Martex Trading Co., Inc.); Med-X Systems, Inc.; The Laissez-Faire Group, Inc. and all of its interest in AZ Capital, Inc.(the companies collectively referred to as the "Spin-off Companies" and the common stock to be distributed as the "Spin-off Shares") in a pro rata distribution to Unicorp stockholders. Texas-Nevada Oil & Gas Co.; Marcap International, Inc.(formerly Martex Trading Co., Inc.); Med-X Systems, Inc.; and The Laissez-Faire Group, Inc. are currently 100% owned subsidiaries of Unicorp and Unicorp owns approximately 8.7% of the outstanding stock of AZ Capital, all of which are "blank check" or "shell" companies whose current business plan is seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders.

The distribution of the spin-off shares will be made on or before October 1, 2001 to holders of record of Unicorp common stock as of July 1, 2001. Pursuant to the Spin-offs, you will receive:

     one share of Texas-Nevada Oil & Gas, Inc common stock, one share of Marcap International, Inc. common stock, one share of Med-X Systems, Inc. common stock, one share of Laissez-Faire, Inc. common stock, and one share of AZ Capital, Inc. common stock, for every one share of Unicorp common stock that you hold on the record date. Holders of Unicorp common stock on the record date are not required to take any action to participate in the Spin-offs.

We believe that the Spin-offs will meaningfully enhance value for Unicorp shareholders by making Unicorp a more attractive candidate for a merger or acquisition with a private entity by stripping off its dormant and inactive subsidiaries, by providing multiple opportunities for the Spin-off Companies to successfully consummate acquisition transactions, by permitting the Spin-off Companies to simultaneously pursue multiple acquisition opportunities, and through multiple acquisition opportunities to diversify the risks associated with such acquisitions and the business risks of acquisition partners.

The enclosed Information Statement explains the proposed distribution in detail and provides important financial and other information regarding the Spin-off Companies. We urge you to read this Information Statement carefully. A shareholder vote is not required in connection with the Spin-offs and, accordingly, your proxy is not being sought. We thank you for your continued support.

Very  truly  yours,

Unicorp,  Inc.


Louis  G.  Mehr
President

                        PRELIMINARY INFORMATION STATEMENT

                           RELATING TO THE SPIN-OFF OF
             TEXAS NEVADA OIL & GAS CO.; MARCAP INTERNATIONAL, INC.;
       MED-X SYSTEMS, INC.; LAISSEZ-FAIRE GROUP, INC. AND AZ CAPITAL, INC.
                               FROM UNICORP, INC.

                                  COMMON STOCK

                                 (NO PAR VALUE)

PRELIMINARY  COPY  DATED  JULY  26,  2001

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM 10-SB RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES WILL NOT BE ISSUED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY INFORMATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES.

Unicorp is sending you this information statement to describe the pro rata distribution to Unicorp shareholders of all of the outstanding shares of common stock of its wholly owned subsidiaries, Texas-Nevada Oil & Gas Co. ("Texas Nevada"); Marcap International, Inc.(formerly Martex Trading Co., Inc.) ("Marcap"); Med-X Systems, Inc. ("Med-X"); The Laissez-Faire Group, Inc. ("Laiseez-Faire") and all of its interest in AZ Capital, Inc. ("AZ Capital") (the companies collectively referred to as the "Spin-off Companies" and the common stock to be distributed as the "Spin-off Shares"). In this distribution, you will receive one share of each of Texas-Nevada; Marcap; Med-X; Laissez-Faire and AZ Capital common stock, for every share of Unicorp common stock that you held at the close of business on July 1, 2001. See "Questions and Answers About the Spin-offs" beginning on page 4.

Texas-Nevada; Marcap; Med-X; and Laissez-Faire are currently 100% wholly owed subsidiaries of Unicorp and Unicorp owns approximately an 8.7% interest in AZ Capital, Inc., all of which are "blank check" or "shell" companies whose current business plan is seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. See "Business" beginning on page 20.

The distribution of the Spin-off Shares will be effected on or before August 1, 2001. You do not have to take any action to receive your Spin-off Shares. You will not be required to pay anything or to surrender your Spin-off Shares. The number of Unicorp shares that you own will not change because of the Spin-offs.

There is no current public trading market for the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), unless and until the Spin-off Company successfully completes a business combination. The Spin-off Shares have not traded to management's knowledge. After completion of the "spin-offs", each Spin-off Company may seek to have its common stock approved for an unpriced quotation(meaning that it is quoted "name only" without bid or asked prices posted) in the NQB Pink Sheets maintained by the National Association of Securities Dealers, Inc. No shareholder has entered into a lock-up or similar agreement as to his Spin-off shares. See "The Spin-offs" beginning on page 14. If you have any questions regarding the spin-offs, you may contact M. Stephen Roberts, Esq. at One Riverway, Suite 1700, Houston, Texas 77056 or by telephone at (713) 961-2696.

NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE SPIN-OFF. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR YOUR SHARE CERTIFICATES.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS INFORMATION STATEMENT BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS

INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

THE  DATE  OF  THIS  INFORMATION  STATEMENT  IS  _____________________

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFFS . . . . . . . . . . . . . . .   4

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

THE SPIN-OFFS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

PROPOSED MERGER OF TEXAS NEVADA AFTER SPIN-OFFS . . . . . . . . . . . .  17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION . . . . . . .  19

BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

PRINCIPAL SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . .  28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . .  29

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . .  29

DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . . . . . . . . . . . .  30

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . .  31

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  31

                    QUESTIONS AND ANSWERS ABOUT THE SPIN-OFFS

The following section answers various questions that you may have with respect to the pro rata distribution to Unicorp, Inc. shareholders of approximately 100% of the outstanding common stock of Texas-Nevada Oil & Gas Co., Inc.; Marcap International, Inc.; Med-X Systems, Inc.; The Laissez-Faire Group, Inc. and approximately 8.7% of the outstanding stock of AZ Capital, Inc.(collectively referred to as the "Spin-off Shares"). We refer to this distribution in this document as the "Distribution".

Q:   WHY  IS  UNICORP,  INC.  EFFECTING  THE  SPIN-OFFS?

A: Unicorp, Inc.'s board of directors and management believe that the Spin-offs are in the best interests of Unicorp, Inc., the Spin-off Companies, and Unicorp, Inc. shareholders. Unicorp, Inc.'s board of directors and management believe that separating the Spin-off Companies from Unicorp will allow Unicorp and each of the Spin-off Companies to provide a vehicle for consummating a merger or acquisition with a private entity desiring the perceived advantages of a publicly held corporation and to independently pursue other related activities intended to enhance shareholder value. Unicorp's board of directors and management believe that the Spin-offs will enhance the ability of Unicorp and each Spin-off Company to focus on strategic initiatives and new business opportunities and to diversify opportunities for their shareholders

Q:   WHEN  WILL  THE  SPIN-OFFS  OCCUR?

A:   We  currently  anticipate  completing  the  Spin-offs  on  October 1, 2001.

Q:   WHAT  BUSINESS WILL THE SPIN-OFF COMPANIES CONDUCT FOLLOWING THE SPIN-OFFS?

A: After the Spin-offs, each Spin-off Company will be a "shell" company whose business plan will be to locate and consummate a merger or acquisition with a private entity desiring the perceived advantages of a publicly held corporation and to pursue other related activities intended to enhance shareholder value. Each Spin-off has very limited capital, and it is unlikely that any Spin-off Company will be able to take advantage of more than one such business opportunity. Each Spin-off Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

Q:   WHAT  WILL  HAPPEN  TO  UNICORP,  INC. AND MY EXISTING UNICORP, INC. COMMON
     STOCK?

A: Unicorp, Inc. will continue its own business plan which is also to locate and consummate a merger or acquisition with a private entity desiring the perceived advantages of a publicly held corporation and to pursue other related activities intended to enhance shareholder value. Although there is presently no active trading market in Unicorp common stock, it is likely that Unicorp will continue to be quoted in the Pink Sheets under the symbol "UNIC" until a business combination is completed. The spin-offs are not expected to affect trading activity in Unicorp common stock and will not affect the number of outstanding shares of Unicorp, Inc. stock or any rights of Unicorp, Inc. shareholders.

Q:   WHAT  WILL  I  RECEIVE  AS  A  RESULT  OF  THE  SPIN-OFFS?

A: For every one share of Unicorp, Inc. common stock that you owned of record on July 1, 2001, you will receive one share of the common stock of each of Texas-Nevada; Marcap; Med-X; Laissez-Faire and AZ Capital. For example, if you owned 100 shares of Unicorp, Inc. common stock on July 1, 2001, you will receive 100 shares of each of the Spin-off Companies common stock.

Q:   WHAT  DO  I  HAVE  TO  DO  TO  RECEIVE  MY  SPIN-OFF  SHARES?

A: Nothing. If you are a record holder of Unicorp, Inc. stock, you will receive from each Spin-off Company's transfer agent shortly after October 1, 2001a certificate for the Spin-off Shares distributed to you. If you are not a record holder of Unicorp, Inc. stock because your stockbroker or other nominee holds such shares on your behalf, your Spin-off Share certificates will be issued in street name and forwarded to your brokerage firm or nominee on or about October 1, 2001. It is the responsibility of you brokerage firm or nominee to credit your account.

Q:   WHEN  WILL  I  RECEIVE  MY  SPIN-OFF  SHARES?

A: If you hold your Unicorp, Inc. shares in your own name, your certificates will be mailed to you on or about October 1, 2001. You should allow several days for the mail to reach you.

     If you hold your Unicorp, Inc. shares through your stockbroker, bank or other nominee, you are probably not a stockholder of record and your receipt of Spin-off Shares depends on your arrangements with the nominee that holds your Unicorp, Inc. shares for you. You should check with your stockbroker, bank, or other nominee. See "The Spin-offs -- Manner of Effecting the Spin-offs" on page 15.

Q:   HOW  WILL  THE SPIN-OFF AFFECT THE MARKET PRICE OF MY UNICORP, INC. SHARES?

A: Unicorp common stock is currently eligible for quotation only through the NQB Pink Sheets(R), a quotation service operated by Pink Sheets, LLC, under the symbol "UNIC". The Pink Sheets(R) does not impose listing standards or requirements, does not provide automatic trade executions, and does not maintain relationships with quoted issuers. Although there has been sporadic low volume trading activity over past several months, there is no current active trading market for Unicorp common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. We do not expect the Spin-offs to materially affect the quotations or trading price of Unicorp, Inc. common stock immediately following the Spin-off s since neither Unicorp nor any Spin-off Company has conducted any business operations within the past two years. See "The Spin-offs -- Trading of Our Common Stock" beginning on page 15.

Q:   WHERE  WILL  MY  SPIN-OFF  SHARES  BE  TRADED?

A: There is no current public trading market for any of the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), with respect to any Spin-off Company unless and until such Spin-off Company successfully completes a business combination. No common stock of any Spin-off Company has traded to management's knowledge. After completion of the "spin-offs", we may seek to have a Spin-off Company's common stock approved for an unpriced quotation(meaning that it is quoted "name only" without bid or asked prices posted) in the NQB Pink Sheets maintained by the National Association of Securities Dealers, Inc. See "The Spin-offs" beginning on page 14. No shareholder has entered into a lock-up or similar agreement as to his common shares. See " The Spin-offs -- Trading of Our Common Stock" beginning on page 15.

Q:   WHAT  IF  I  SOLD  MY  UNICORP,  INC.  SHARES  AFTER  JULY  1,  2001?

A: If you were a holder of record or, if the shares were held by a nominee, for your benefit, on July 1, 2001, you are entitled to receive the distribution of Spin-off Shares.

Q:   WILL  THE  SPIN-OFF  COMPANIES  PAY  DIVIDENDS?

A: We do not expect to pay cash dividends on our stock for the foreseeable future. The declaration and payment of dividends is at the discretion of each Spin-off Company's board of directors and will be subject to each Spin-off Company's financial results and the availability of surplus funds to pay dividends. The amount of quarterly cash dividends, if any, will depend on a number of factors, including each Spin-off Company's financial condition, capital requirements, results of operations, future business prospects and other factors each Spin-off Company's board of directors may deem relevant. No assurance can be given that any Spin-off Company will pay any dividends.

Q:   WILL  I  HAVE  TO  PAY  TAXES  ON  THE  SPIN-OFF  SHARES  THAT  I  RECEIVE?

A: Because none of the Spin-off Companies actually engaged in an actual trade or business for a period of five years before the distributions, the distributions do not qualify as tax free under Section 355 of the Internal Revenue Code. It is anticipated that the distribution by Unicorp to its shareholders of the Spin-off Shares will be a taxable event to Unicorp and to each of its shareholders receiving any of the Spin-off Shares. Gain (but not loss) would be recognized by Unicorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of a Spin-off Company's stock on the date of actual distribution over the tax basis to Unicorp of such stock.

     As for Unicorp's shareholders who receive Spin-off Shares, Unicorp takes the view that the fair market value of the Spin-off Shares on the date of the Spin-off should be essentially zero (or not have increased over the $.001 par value price paid by Unicorp for the Spin-off Shares or the current book value of the shares which is less than a penny a share).

     Unicorp has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of Unicorp should reduce the adjusted basis of his Unicorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be the estimated book value of each Spin-off Company on the dividend date which is less than a penny a share. Unicorp undertakes to advise its shareholders in late 2001 or early 2002 should it deem the fair market value of any of the distributed Spin-off Shares on the date of distribution to have been different than $0.001 per share or should it have had earnings in 2001, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

     The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of M. Stephen Roberts, Esq., in his capacity as tax counselor to the Company

                                    SUMMARY

This summary highlights selected information contained elsewhere in this document. It is not complete and may not contain all of the information that is important to you. To better understand the Spin-offs and The Spin-Off Companies, you should read this entire document carefully, including the risks described beginning on page 9 and the Financial Statements and the notes thereto beginning on page F/S-1.

Unless the reference is to a specific Spin-off Company, all references to "we", us", "our", or "the Spin-off Company" in this Information Statement means individually and separately each of the Spin-off Companies.

This information statement contains certain "forward-looking statements" concerning our operations, performance, and financial condition, including our future economic performance, plans, and objectives and the likelihood of success in developing and expanding our business. These statements are based upon a number of assumptions and estimates, which are subject to significant uncertainties, many of which are beyond our control. The words "may", "would", "could", "will", "expect", "anticipate", "believe", "intend", "plan", "estimate", and similar expressions are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to; those set forth in the section entitled "Risk Factors". These forward-looking statements reflect our views only as of the date of this information statement. We undertake no obligation to update such statements or publicly release the result of any revisions to these forward-looking statements, which we may make to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law.

WHY  WE  SENT  THIS  DOCUMENT  TO  YOU

Unicorp, Inc. sent you this document because you were an owner of Unicorp common stock on July 1, 2001. This entitles you to receive a pro rata distribution of one share of common stock of each Spin-off Company for every Unicorp share you owned on that date. We refer to this distribution in this document as the "Distribution". No action is required on your part to participate in the Spin-offs and you do not have to pay cash or other consideration to receive your Spin-off Shares.

This document describes our business, the relationship between Unicorp and the Spin-off Companies, and how this transaction benefits Unicorp and its shareholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Spin-off Shares that you will receive in the Spin-offs. You should be aware of certain risks relating to the Spin-offs and the Spin-off Companies business, which are described in this document beginning on page 9.

INTRODUCTION

Unicorp, Inc. is a Nevada corporation incorporated on May 8, 1981 under the name of Texoil, Inc. for the purpose of minerals exploration, discovery, production, refining, and transportation. Prior to 1992, Unicorp was engaged in oil and gas operations in Ohio and Texas through its wholly owned subsidiaries Marcap International, Inc. (originally Whitsitt Oil Company, Inc. and formerly Martex Trading Co., Inc.) and Texas-Nevada Oil & Gas Co. and was also engaged in business as a medical insurance claims processor through its wholly owned subsidiary Med-X Systems, Inc. As a result of adverse business circumstances Unicorp and its subsidiaries ceased active business operations and liquidated their operating assets prior to1992. No material business operations have been conducted by Unicorp or these subsidiaries since 1992.

On December 31, 1997, Unicorp acquired 100% of The Laissez-Faire Group, Inc., an inactive Texas corporation that has never conducted any business operations, in a share exchange. On March 1, 1998, the Company received approximately 8.7% of the outstanding common stock of AZ Capital, Inc., an inactive Texas corporation that has never conducted any business operations, through the forfeiture of an Option Agreement whereby AZ Capital, Inc. was to purchase Marcap International, Inc.

Unicorp's activities since 1992 have consistently primarily of maintaining its corporate status and that of its subsidiaries.

Unicorp and the Spin-off Companies are currently inactive with no known tangible assets or liabilities and all are essentially "blank check" or "shell" companies whose current business plan is seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. Unicorp's attraction as a merger partner or acquisition vehicle is its status as a reporting public company.

In order to facilitate a potential merger for Unicorp and to try to create multiple acquisition opportunities for its shareholders, Unicorp is distributing all of the shares it owns in each of the Spin-off Companies to its shareholders. With the exception of AZ Capital, after the Spin-offs each Spin-off Company will be a separate "blank check" or "shell" company owned by Unicorp shareholders each seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. Unicorp shareholders will hold 8.7% of the outstanding common stock of AZ Capital after the Spin-offs. Each Spin-off Company intends to become a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act") by immediately filing a registration statement on Form 10-SB with the Securities and Exchange Commission (the "Commission") on a voluntary basis in order to make information concerning itself more readily available to the public ("Exchange Act Registrations"). We believe that being a reporting company under the Exchange Act could provide a prospective merger or acquisition candidate with additional information concerning each Spin-off Company and could possibly make each Spin-off Company more attractive to an operating business opportunity as a potential merger or acquisition candidate. As a result of filing its registration statement, each Spin-off Company will be obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements. Unicorp anticipates that it will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act since the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a reporting public company.

THE  SPIN-OFF  COMPANIES

TEXAS NEVADA OIL & GAS CO. Texas-Nevada was formed in June 1981 as a wholly owned Texas subsidiary of Unicorp for the purpose of holding and operating Unicorp's mineral interests in the State of Texas. Texas Nevada has had no revenues since 1991 when it ceased active operations and liquidated its operating assets. No material business operations have been conducted since 1992. All plans to raise capital to start a new business operation have been discontinued and abandoned. Since 1992 Texas Nevada's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes. It currently has only nominal assets.

MARCAP INTERNATIONAL, INC. Marcap International, Inc., a Texas Corporation ("Marcap"), was incorporated as a closely held corporation on August 23, 1984 as Whitsitt Oil Company, Inc. ("Whitsitt"). The company changed its name to Martex Trading Co., Inc. on September 9, 1999 and then to Marcap International, Inc. on June 25, 2001. The original purpose of the Company was the production, development and operation of oil and gas properties, primarily in the Fort Worth Basin of Texas and in eastern Ohio. Prior to 1991, development and operational activities conducted by Marcap involved the acquisition of proven developed and undeveloped properties, and the drilling and operation of the properties using funds obtained through outside investors, contributions by the Company, debt, and joint ventures. Before its operations became dormant in 1991, Marcap jointly developed, owned, and/or operated over 100 oil or gas wells. On July 31, 1988, the Company was acquired by Unicorp. After the name change to Martex in 1999, the company's strategy was to reactivate the company by building its oil and gas reserves as well as production by acquiring developed and undeveloped oil and gas properties in Texas and Louisiana with funds raised through sales of the Company's debt and equity securities, drilling programs and joint ventures. However it was unsuccessful in raising capital to pursue that strategy. Since 1992 Marcap's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes. It currently has only nominal assets.

MED-X SYSTEMS, INC. Med-X Systems, Inc. was incorporated in the State of Texas on December 21, 1987 to engage in the business of the management and processing of insurance claims for the medical profession. Unicorp acquired 100% of the outstanding capital stock of Med-X on July 31, 1988. The Company ceased active business operations and liquidated its operating assets in 1989and no material business operations have been conducted since that time. Since 1992 Med-X's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes. It currently has only nominal assets.

LAISSEZ-FAIRE GROUP, INC. Laissez-Faire was incorporated as a Texas corporation on August 16, 1996, to engage in any lawful business activity permitted under the Texas Business Corporation Act. Laissez-Faire was acquired by Unicorp on December 31, 1997 in a share exchange. Laissez-Faire has conducted no material business operations since inception. All of Laissez-Faire's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes. It currently has only nominal assets.

AZ CAPITAL, INC. AZ Capital was incorporated as a Texas corporation on January 10, 1996 as Arizona Zeolite Company to engage in any lawful business activity permitted under the Texas Business Corporation Act. The company changed its name to AZ Capital, Inc. on October 17, 1997. On March 1, 1998, Unicorp acquired approximately 8.7% of AZ Capital's issued and outstanding common stock, through the forfeiture of an Option Agreement whereby AZ Capital, Inc. was to purchase Marcap ( then known as Whitsitt Oil Company, Inc.). AZ Capital has conducted no material business operations since inception and currently has minimal assets. AZ Capital has a wholly owned subsidiary, Precision-Tech, Inc., a Texas corporation formed on July 1, 1998 which also has never conducted any business operations.

FINANCING THE EXPENSES OF THE SPIN-OFFS AND OF THE SPIN-OFF COMPANIES BECOMING PUBLIC REPORTING COMPANIES

In order to defray the expenses of the Spin-offs and of each of the Spin-off Companies becoming public reporting companies, estimated to be $75,000, Unicorp, its principal shareholder Equitable Assets Incorporated ("Equitable"), and Texas Nevada entered into an agreement with Opportunity Acquisition Company ("Opportunity"), an unrelated Texas corporation formed for the purposes described, under which Opportunity agreed to pay the Costs up to $75,000 to Equitable in consideration for Unicorp and Equitable's agreement to effect a merger of Texas Nevada and Opportunity. The payment to Equitable is in the form of a loan to Equitable evidenced by a promissory note which will be canceled upon consummation of the merger. Under the terms of the agreement Opportunity will be the surviving entity and following the merger 5% of its common stock will be held by the Unicorp shareholders and 95% will be held by the pre-merger shareholders of Opportunity. Opportunity will register the shares to be received by the Unicorp shareholders on an S-4 Registration Statement.

BUSINESS  AND  STRATEGY  OF  THE  SUBSIDIARIES

Each Spin-Off Company is a "blank check" or "shell" company seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. Each intends to become a reporting company under the Securities Exchange Act of 1934, as amended

("Exchange Act") by immediately filing a registration statement on Form 10SB with the Securities and Exchange Commission (the "Commission") on a voluntary basis in order to make information concerning itself more readily available to the public. We believe that being a reporting company under the Exchange Act could provide a prospective merger or acquisition candidate with additional information concerning each Spin-off Company and could possibly make each company more attractive to an operating business opportunity as a potential merger or acquisition candidate. As a result of filing its registration statement, each Spin-off Company will be obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements. We anticipate that each Spin-off Company will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act, since its primary attraction as a merger partner or acquisition vehicle will be its status as a reporting public company.

MANAGEMENT

The sole director and president of each of the Spin-off Companies is Louis G. Mehr who also serves as President of Unicorp and of Equitable Assets, the controlling shareholder of Unicorp and Texas Nevada, Marcap, Med-X and Laissez-Faire.

ADDRESS  AND  TELEPHONE  NUMBER

Our principal executive offices are located at One Riverway, Suite 1700, Houston, Texas 77056. Our telephone number at that address is (713) 961-2696.

THE  SPIN-OFFS

Unicorp will distribute to its shareholders of record on July 1, 2001the 596,569 shares of common stock it holds in each of Texas-Nevada; Marcap; Med-X; Laissez-Faire and AZ Capital. Each of the Spin-off Companies will be a separate corporate entity after the Spin-offs. Each Unicorp shareholder will receive one share of each Spin-off Company for each share of Unicorp common stock held on July 1, 2001.

                                  RISK FACTORS

You should carefully consider each of the following risks and all of the other information in this information statement. Some of the following risks relate principally to the Spin-offs while other risks relate principally to our business plan. Finally, other risks relate principally to the securities markets and ownership of our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition, or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline.

This information statement contains forward-looking statements, which are Management's best good faith estimate of the condition and prospects of each Spin-off Company as of the date of this Information Statement. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks faced by us described below and elsewhere in this information statement.

RISKS  RELATING  TO  THE  SPIN-OFFS

     FEDERAL TAX CONSEQUENCES OF THE SPIN-OFFS TO UNICORP AND UNICORP SHAREHOLDERS. We have not requested a ruling from the Internal Revenue Service relating to the tax consequences of the spin-offs. We believe that the spin-offs will be taxable to Unicorp, Inc. and to Unicorp, Inc. shareholders. If it is determined that the spin-offs are taxable, then:

     - Unicorp, Inc. would recognize a gain equal to the excess of the fair market value of the each Spin-off Company's common stock distributed to its shareholders over Unicorp's basis in each Spin-off Company's common stock; and

     - Each U.S. holder of Unicorp common stock would be generally treated as if such shareholder had received a taxable dividend, to the extent of earnings and profits, in an amount equal to the fair market value of each Spin-off Company's common stock received.

     THE COMBINED POST-SPIN-OFF VALUE OF UNICORP, INC. AND SPIN-OFF SHARES MAY NOT EQUAL OR EXCEED THE PRE-SPIN-OFF VALUE OF UNICORP, INC. SHARES. After the spin-offs, we anticipate that shares of Unicorp, Inc. common stock will continue to be eligible for quotation only through the NQB Pink Sheets(R), a quotation service operated by Pink Sheets, LLC, under the symbol "UNIC". Although there has been sporadic low volume trading activity over past several months, there is no current active trading market for Unicorp common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. We do not expect the Spin-offs to materially affect the quotations or trading price of Unicorp common stock immediately following the Spin-off s since neither Unicorp nor any Spin-off Company has conducted any business operations within the past two years. There is no current public trading market for any of the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), with respect to any Spin-off Company unless and until such Spin-off Company successfully completes a business combination. We cannot assure you that a market for any Spin-off Company's stock will develop or that the combined trading prices of Unicorp, Inc. common stock and the Spin-off Companies common stock after the spin-offs will be equal to or greater than the quotations or any trading price of Unicorp, Inc. common stock prior to the spin-offs.

     CREDITORS OF UNICORP, INC. AT THE TIME OF THE SPIN-OFFS MAY CHALLENGE THE SPIN-OFFS. If a court in a lawsuit by an unpaid creditor or representative of creditors of Unicorp, such as a trustee in bankruptcy, were to find that among other reasons, at the time of the spin-offs, Unicorp or a Spin-off Company:

     -    Was  insolvent;

     -    Was  rendered  insolvent  by  reason  of  the  Spin-off;

     - Was engaged in a business or transaction for which the Spin-off Company or the Spin-off Company's remaining assets constituted unreasonably small capital; or

     - Intended to incur, or believed it would incur, debts beyond its ability to pay such debts as they matured;

          The court may be asked to void the spin-offs (in whole or in part) as a fraudulent conveyance. The court could then require that the shareholders return some or all of the shares of such Spin-off Company's common stock, or require Unicorp or the Spin-off Companies, as the case may be, to fund certain liabilities of the other company for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, each of Unicorp, Inc. and the Spin-off Companies, as the case may be, would be considered insolvent if the fair value of its assets were less than the amount of its liabilities or if it incurred debt beyond its ability to repay such debt as it matures.

RISK  FACTORS  RELATING  TO  OUR  BUSINESS  PLAN  AND  OUR  SECURITIES

     CONFLICTS OF INTEREST. Certain conflicts of interest exist between each of the Spin-off Companies and its officers and directors. They have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company. See "Management," and "Conflicts of Interest."

          In particular, each of the Spin-off Companies has the same executive officers, sole director and, except for AZ Capital, principal shareholders who may form other blind pool or blank check companies. All of the Spin-off Companies have an identical structure and business plan and may be considered to be in direct competition with each other for available business opportunities, but that competition does not currently create a conflict of interest within the Spin-off Companies because each of such companies currently has an identical group of shareholders. It is also likely that these officers and directors will form additional blind pool or blank check companies in the future, with a business plan similar or identical to that of the Spin-off Companies. However, any additional blind pool or blank check companies formed in the future, which do not have the same shareholders and an identical capital structure as the Spin-off Companies, would be in direct competition with the Spin-off Companies for available business opportunities and would create the potential for conflicts of interest (See Item 5 - "Directors, Executive Officers, Promoters and Control Persons - Conflicts of Interest").

          It is anticipated that the Spin-off Companies' principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Spin-off Companies' principal shareholder may consider its own individual pecuniary benefit rather than the best interests of other Spin-off Company shareholders, and the other Spin-off Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

     POSSIBLE NEED FOR ADDITIONAL FINANCING. Each Spin-off Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if each Spin-off Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, that Spin-off Company may not have enough capital to exploit the opportunity. The ultimate success of each Spin-off Company may depend upon its ability to raise additional capital. The Spin-off Companies have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to a Spin-off Company. If not available, each Spin-off Company's operations will be limited to those that can be financed with its modest capital.

     REGULATION OF PENNY STOCKS. Each Spin-off Company's securities, when available for trading, are expected to be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell each Spin-off Company's securities and also may affect the ability of their shareholders to sell their securities in any market that might develop therefor.

          In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities
Exchange Act of 1934, as amended. Because the securities of each Spin-off Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to each Spin-off Company and to its securities. The rules may further affect the ability of each Spin-off Company's shareholders to sell their shares in any public market which might develop.

          Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Spin-off Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Spin-off Companies do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to each Spin-off Company's securities.

     NO  RECENT  OPERATING  HISTORY.   Each  Spin-off  Company  either  has  no
operating history, no revenues from operations, or no assets or has not had any operating history, revenues from operations, or assets for at least eight years or since inception. Each Spin-off Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. Each Spin-off Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

     NO ASSURANCE OF SUCCESS OR PROFITABILITY. There is no assurance that any Spin-off Company will acquire a favorable business opportunity. Even if a Spin-off Company should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Spin-off Company's outstanding shares will be increased thereby.

     POSSIBLE BUSINESS - NOT IDENTIFIED AND HIGHLY RISKY. The Spin-off Companies have not identified and have no commitments to enter into or acquire a specific business opportunity. As a result, each is only able to make general disclosures concerning the risks and hazards of acquiring a business opportunity, rather than providing disclosure with respect to specific risks and hazards relating to a particular business opportunity. As a general matter, prospective investors can expect any potential business opportunity to be quite risky. See Item 1 "Description of Business."

     TYPE OF BUSINESS ACQUIRED. The type of business to be acquired may be one that desires to avoid effecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of each Spin-off Company's limited capital, it is more likely than not that any acquisition by a Spin-off Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

     IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION. Each Spin-off Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before that company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Spin-off Company had more funds available to it, would be desirable. Each Spin-off Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Spin-off Company's participation. A significant portion of each Spin-off Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

     LACK OF DIVERSIFICATION. Because of the limited financial resources that each Spin-off Company has, it is unlikely that any Spin-off Company will be able to diversify its acquisitions or operations. Each Spin0off Company's probable inability to diversify its activities into more than one area will subject each to economic fluctuations within a particular business or industry and therefore increase the risks associated with each Spin-off Company's operations.

     POSSIBLE RELIANCE UPON UNAUDITED FINANCIAL STATEMENTS. Each Spin-off Company generally will require audited financial statements from any business that it proposes to acquire. No assurance can be given, however, that audited financials will be available to a Spin-off Company. In cases where audited financials are unavailable, a Spin-off Company will have to rely upon unaudited information that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that a Spin-off Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Spin-off Company or the holders of the Spin-off Company's securities.

          Moreover, each Spin-off Company will be subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thus will be required to furnish certain information, including audited financial statements, for any existing business it may acquire. Consequently, acquisition prospects that do not have, or are unable to provide reasonable assurances that they will be able to obtain, the required audited statements would not be considered by the Spin-off Companies to be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Should a Spin-off Company, during the time it remains subject to the reporting provisions of the Exchange Act, complete an acquisition of an entity for which audited financial statements prove to be unobtainable, the Spin-off Company would be exposed to enforcement actions by the Securities and Exchange Commission (the "Commission") and to corresponding administrative sanctions, including permanent injunctions against the Spin-off Company and its management. The legal and other costs of defending a Commission enforcement action are likely to have material, adverse consequences for the Spin-off Company and its business. The imposition of administrative sanctions would subject the Spin-off Company to further adverse consequences.

          In addition, the lack of audited financial statements would prevent the securities of the Spin-off Company from becoming eligible for listing on NASDAQ, the automated quotation system sponsored by the National Association of Securities Dealers, Inc., or on any existing stock exchange. Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in the securities of the Spin-off Company. Without audited financial statements, the Spin-off Company would almost certainly be unable to offer securities under a registration statement pursuant to the Securities Act of 1933, and the ability of the Spin-off Company to raise capital would be significantly limited until such financial statements were to become available.

     OTHER REGULATION. An acquisition made by a Spin-off Company may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit other investment opportunities of a Spin-off Company.

     DEPENDENCE UPON MANAGEMENT; LIMITED PARTICIPATION OF MANAGEMENT. Each Spin-off Company will be heavily dependent upon the skills, talents, and abilities of its officers and directors to implement its business plan, and may, from time to time, find that the inability of such persons to devote their full time attention to the business of the Spin-off Company results in a delay in progress toward implementing its business plan. Furthermore, each Spin-off Company will be entirely dependent upon the experience of its officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding its operations. See "Management." Because shareholders will not be able to evaluate the merits of possible business acquisitions by the Spin-off Companies, they should critically assess the information concerning the Company's officers and directors.

     LACK OF CONTINUITY IN MANAGEMENT. The Spin-off Companies do not have an employment agreement with any of their officers or directors, and as a result, there is no assurance that they will continue to manage the Spin-off Companies in the future. In connection with acquisition of a business opportunity, it is likely the current officers and directors of a Spin-off Company may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the shareholders of the Spin-off Company.

     DEPENDENCE UPON OUTSIDE ADVISORS. To supplement the business experience of its officers and directors, each Spin-off Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by each Spin-off
Company's officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Spin-off Company. In the event the officers of a Spin-off Company consider it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if those affiliates are able to provide the required services.

     LEVERAGED TRANSACTIONS. There is a possibility that any acquisition of a business opportunity by a Spin-off Company may be leveraged, i.e., the Spin-off Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Spin-off Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

     COMPETITION. The search for potentially profitable business opportunities is intensely competitive. Each Spin-off Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities. These competitive conditions will exist in any industry in which a Spin-off Company may become interested.

     NO  FORESEEABLE DIVIDENDS.   The Spin-off Companies have not paid dividends
on their Common Stock and do not anticipate paying such dividends in the foreseeable future.

     LOSS OF CONTROL BY PRESENT MANAGEMENT AND SHAREHOLDERS. Each Spin-off Company may consider an acquisition in which the Spin-off Company would issue as consideration for the business opportunity to be acquired an amount of the

Spin-off Company's authorized but unissued Common Stock that would, upon issuance, represent the great majority of the voting power and equity of the Spin-off Company. The result of such an acquisition would be that the acquired company's shareholders and management would control the Spin-off Company, and the Spin-off Company's management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of the Spin-off Company by its current shareholders. In addition, in conjunction with such a transaction, the Spin-off Company's current officers, directors and principal shareholders could sell their controlling block of stock at a premium price to the acquired company's shareholders.

     NO PUBLIC MARKET EXISTS. There is no public market for the Spin-off Companies' common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities distributed hereby. Many brokerage firms may not be willing to effect transactions in the securities if a low price develops in the trading of the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

     RULE 144 SALES. All of the Spin-off Shares held by present shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of at least two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of Spin-off Shares of present shareholders, may have a depressive effect upon the price of the Spin-off Shares in any market that may develop. Of the total 596,569 shares of Spin-off Shares to be distributed, a total of approximately 596,569 shares will be available for resale in accordance with the provisions of Rule 144 immediately upon this distribution.

     BLUE SKY CONSIDERATIONS. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Some jurisdictions may not allow the trading or resale of blind-pool or "blank-check" securities under any circumstances. Accordingly, investors should consider the secondary market for a Spin-off Companies' securities to be a limited one.

                                  THE SPIN-OFFS

REASONS  FOR  THE  SPIN-OFFS.

We believe that the Spin-offs will meaningfully enhance value for Unicorp shareholders in the following ways:

     - by making Unicorp a more attractive candidate for a merger or acquisition with a private entity by stripping off its dormant and inactive subsidiaries

     - by providing multiple opportunities through the Spin-off Companies to successfully consummate acquisition transactions

     - by permitting the Spin-off Companies to simultaneously pursue multiple acquisition opportunities

     - and by diversifying the risks associated with such acquisitions and the business risks of acquisition partners through multiple acquisition opportunities

MANNER  OF  EFFECTING  THE  SPIN-OFFS.

The Spin-offs will be effectuated by a stock dividend paid to each holder of record of Unicorp common stock. The Spin-off ratio will be one share of the common stock of each Spin-off Company for every one share of Unicorp common stock owned of record on July 1, 2001. Unicorp shareholders will not be required to pay for Spin-off Shares received in the Spin-offs. Additionally, Unicorp shareholders will not need to surrender or exchange Unicorp common stock in order to receive the Spin-off Shares. All shares of our common stock received by Unicorp shareholders in connection with the Spin-offs will be fully paid and non-assessable. Unicorp shareholders do not have any appraisal rights in connection with the Spin-offs.

The dividend agent is Atlas Stock Transfer Corporation. The address and telephone number of the dividend agent is 5899 South State Street, Salt Lake City, Utah 84107, (801) 266-7151.

RESULTS  OF  THE  SPIN-OFF.

Following the spin-offs, each Spin-off Company will be a separate, publicly-held company. Immediately after the Spin-offs. With the exception of AZ Capital, based on the number of outstanding shares of Unicorp on July 1, 2001, we expect to have approximately 596,539 shares of common stock outstanding, held by approximately 995 record holders, with each shareholder holding at least 100 shares. AZ Capital will have approximately 6,849,242 shares of common stock outstanding, held by approximately 997 shareholders, with 596,569 shares held by Unicorp shareholders, and with each shareholder holding at least 100 shares. Any shares not dividend to Unicorp shareholders will be returned to the respective Spin-off Company for cancellation.

The Spin-offs will not affect the number of outstanding shares of Unicorp common stock or any rights of Unicorp shareholders.

TRADING  OF  OUR  COMMON  STOCK.

There is no current public trading market for any of the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), with respect to any Spin-off Company unless and until such Spin-off Company successfully completes a business combination. No common stock of any Spin-off Company has traded to management's knowledge. After completion of the "spin-offs", we may seek to have a Spin-off Company's common stock approved for an unpriced quotation(meaning that it is quoted "name only" without bid or asked prices posted) in the NQB Pink Sheets published by The Pink Sheets LLC. No shareholder has entered into a lock-up or similar agreement as to his common shares.

The Spin-off Shares issued to Unicorp shareholders will be freely transferable, except for shares received by persons who may be deemed our "affiliates" under the Securities Act. Persons who may be deemed our affiliates after the Spin-offs generally include individuals or entities that control, are controlled by, or are under common control with us and may include certain of our officers and directors. Persons who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and Rule 144 under the Securities Act (with the exemption under Rule 144 not available until 90 days after the date of this information statement). For a discussion of certain uncertainties that should be considered with regard to our common stock, see "Risk Factors--An Active Trading Market May Not Develop for Our Common Stock".



MATERIAL  FEDERAL  INCOME  TAX  CONSEQUENCES.

We believe that, based upon the advice of tax counselor to Unicorp and the Spin-off Companies, that the Distribution will be a taxable event to Unicorp and to each of its shareholders receiving any of the Spin-off Shares. Gain (but not loss) would be recognized by Unicorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of a Spin-off Company's stock on the date of actual distribution over the tax basis to Unicorp of such stock.

As for Unicorp's shareholders who receive Spin-off Shares, Unicorp takes the view that the fair market value of the Spin-off Shares on the date of the Spin-offs should be essentially zero (or not have increased over the negligible book value of the shares as reflected in our financial statements, being approximately $.001 per share).

Unicorp has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of Unicorp should reduce the adjusted basis of his Unicorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share, the estimated book value of each Spin-off Company on the dividend date. Unicorp undertakes to advise its shareholders in late 2001 or early 2002 should it deem the fair market value of any of the distributed Spin-off Shares on the date of distribution to have been different than $0.001 per share or should it have had earnings in 2001, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

In summary, the following material federal income tax consequences to Unicorp shareholders and Unicorp are expected to result from the Spin-offs.

     A Unicorp shareholder will recognize taxable gain or dividend income as a result of the Spin-offs equal to no more than the book value of the Spin-off Shares, being approximately $.001 per share.

     A Unicorp shareholder must allocate their pre-distribution tax basis in their Unicorp stock over the Unicorp and Spin-off Shares according to the relative fair market value of each.

     Unicorp  may  recognize  minimal  gain  as  a  result  of  the  Spin-offs.

The federal income tax consequences set forth above is for general information only and may not be applicable to shareholders who receive Spin-off Shares through the exercise of employee stock options or otherwise as compensation or who are otherwise subject to special treatment under the Internal Revenue Code. All shareholders should consult their own tax advisors as to the particular tax consequences to them, including the applicability and effect of state, local and foreign tax laws.

Current Treasury regulations require each Unicorp shareholder who receives Spin-off Shares in the Spin-offs to attach to his or her federal income tax return for the year in which the Spin-offs occur, a detailed statement setting forth such data as may be appropriate in order to show the applicability of
Section 355 of the Internal Revenue Code to the Spin-offs. Each Spin-off Company, upon written request, will provide the appropriate information to each shareholder of record on July 1, 2001.

The holding period for Spin-off Shares received by a Unicorp shareholder in the Spin-offs should include the period during which he or she held the Unicorp stock on which our common stock is distributed, if such holder holds the Unicorp stock as a capital asset on the date of the Spin-offs.

REASONS  FOR  FURNISHING  THIS  INFORMATION  STATEMENT.

This information statement is being furnished solely to provide information to Unicorp shareholders about, subject to the satisfaction of the spin-off conditions, the receipt of Spin-off Shares pursuant to the Spin-offs. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of the Spin-off Companies securities or those of Unicorp. The information contained in this information statement is believed by Unicorp and us to be accurate as of the date set forth on the front cover. Changes may occur after that date, and neither Unicorp nor we will update the information except in the normal course of our respective public disclosure practices or unless required by law.

                PROPOSED MERGER OF TEXAS NEVADA AFTER SPIN-OFFS

In order to defray the expenses of the Spin-offs, the Exchange Act Registrations of the Spin-off Companies, and certain expenses of Unicorp with respect to its reporting requirements under the Exchange Act, estimated to be $75,000 ("Transaction Expenses"), Unicorp, its principal shareholder Equitable Assets, Incorporated ("Equitable"), and Texas Nevada entered into an agreement dated March 23, 2001 with Opportunity Acquisition Company ("Opportunity"), a newly formed and unrelated Texas corporation controlled by John F. Terwilliger, an individual engaged in the oil and gas exploration and production business in

Houston, Texas. Under the terms of the agreement, Opportunity agreed to lend up to $75,000 to Equitable for the payment of Transaction Expenses in consideration for Unicorp and Equitable's agreement to effect a merger of Texas Nevada and Opportunity after the Spin-off. Opportunity will be the surviving entity and following the merger 5% of its common stock will be held by the Unicorp shareholders and 95% will be held by the pre-merger shareholders of Opportunity. Opportunity will register the shares to be received by the Unicorp shareholders on an S-4 Registration Statement.

TERMS  OF  THE  AGREEMENT.

     1. Unicorp will "spin-off" Texas Nevada to its shareholders and Texas Nevada will register its common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. Following the effective registration of the Company's common stock and completion of the spin-off, Opportunity will merge (the "Merger") with Texas Nevada through the exchange of 5% of its common stock for 100% of Texas Nevada's outstanding common stock.

     3. Unicorp and Texas Nevada will prepare and send to the shareholders of Unicorp an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

     4. Opportunity, in connection with the Information Statement and as part of the Merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Opportunity common stock received by the Texas Nevada's shareholders.

     5. If Texas Nevada, Unicorp and Equitable Assets, the controlling stockholder of Unicorp, comply with all requirements of the Transaction, Opportunity will pay up to $75,000 of the costs of the Transaction through cancellation of a promissory note that will be funded as part of the Transaction.

     6. Opportunity's management and directors shall become the management and directors of the combined company.

REASONS  FOR  THE  MERGER.

Because Unicorp and the Spin-off Companies have no cash resources to pay the costs of the Spin-offs and Exchange Act Registrations, the primary reason for the Merger is to provide the funding necessary to complete those activities.

It is obvious that the Unicorp shareholders will benefit by receiving, for no consideration, the Spin-off shares. We also believe that the Texas Nevada shareholders will benefit from converting their Texas Nevada common stock to stock of Opportunity in the merger. Opportunity will register with the Securities and Exchange Commission the stock to be received by the Texas Nevada shareholders in the merger.

Unicorp's distribution of the Texas Nevada Spin-off shares to its shareholders should provide the basis for the creation of a public market for the common stock of the post-merger combined company. We believe the existence of such a public market will facilitate the raising of expansion funds for Opportunity. We give no assurance that such will occur.

     Effectively, the shareholders of Opportunity will suffer a five percent dilution in their equity in Opportunity solely for the perceived, but not assured, benefits of having a public market for their securities.

ACCOUNTING  TREATMENT  OF  PROPOSED  MERGER.

Because Texas Nevada is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Opportunity recapitalized.

DEGREE  OF  MANAGEMENT  CONTROL  OF  VOTE  ON  MERGER.

The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of Texas Nevada and Opportunity. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: Texas Nevada - 95%; and Opportunity - 100%. A vote to approve the merger by the shareholders of Texas Nevada is assured because Equitable Assets holds approximately 95% of the votes necessary to approve the Merger

DISSENTERS'  RIGHTS  OF  APPRAISAL.

Shareholders of Texas Nevada who vote against the merger have the right to dissent and to exercise certain rights of appraisal. If exercised, and if the merger is effected, these rights would cause Texas Nevada to pay to these dissenters the appraised value of their shareholdings.

COMPLIANCE  WITH  GOVERNMENTAL  REGULATIONS.

No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spin-off and merger, other than the filing of articles of merger with the Secretary of State of Texas after a favorable vote might be obtained on the proposed merger.

SHOULD  THE  MERGER  OCCUR.

Should Opportunity's shareholders approve the merger, Texas Nevada will file a Form 8-K with the Commission to indicate the fact and date of the merger. Upon effectiveness of the S-4 Registration Statement Opportunity will distribute to the Texas Nevada shareholders the shares of Opportunity common stock delivered in exchange for their Texas Nevada shares.

SHOULD  THE  MERGER  NOT  OCCUR.

There can be no assurance that the proposed merger between Texas Nevada and Opportunity will occur, because a favorable, majority stockholder vote of Opportunity's shareholders must be obtained. While we believe it is in the best interests of Opportunity's shareholders to approve the merger, conditions beyond our control may exist at the time of their vote that would cause them to decide against the Merger. No assurance can be given that the approval of Opportunity's shareholders will be obtained.

Should  the  merger  not  occur,

     - Texas Nevada will distribute certificates representing the 596,569 spin-off shares of Texas Nevada common stock to its shareholders

     - Texas Nevada will continue as a separate corporation with its existing assets and business,

     -    Texas  Nevada  still  will have no significant assets or business, and

     -    There  will  be  no  trading  market  for  Texas  Nevada's  stock.

Texas Nevada's management has no specific plans for an alternative to a rejection of the proposed merger. We would commence to seek to acquire a business or assets that would constitute a business.

EXPENSES  OF  THE  MERGER.

The  estimated  expenses  of  the  merger  are  being  borne  by  Opportunity.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  MERGER.

The merger should qualify as a type "A" tax-free reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code. However, because Opportunity is newly organized, the "step transaction doctrine" might be applied. If so, the post merger company might be considered a continuation of Opportunity with only a change of name or place of incorporation, a type "F" tax-free reorganization under Section 368(a)(1).

INFORMATION  ABOUT  OPPORTUNITY  ACQUISITION.

Opportunity Acquisition Company is a recently organized Texas corporation. Opportunity is a developmental stage company with minimal assets formed to merge with Texas Nevada and thereafter engage in the production, development and operation of oil and gas properties. Prior to the merger, we will prepare and send to Unicorp shareholders an Information Statement as required by the Exchange Act in connection with obtaining approval for the merger by Unicorp shareholders. The Information Statement will contain detailed information about the corporate structure, business, financials and management of Opportunity. In conjunction with the Information Statement and as part of the merger, Opportunity will file an S-4 registration Statement to register the Opportunity stock to be received by the Unicorp shareholders

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

LIQUIDITY  AND  CAPITAL  RESOURCES

Each of the Spin-off Companies remains in the development stage and has significant liquidity problems and has no meaningful capital resources or stockholder's equity. We have no current assets and no liabilities. We may not be able to satisfy our estimated cash requirements for the next twelve months. In the event additional cash is required we may have to borrow funds from shareholders or other sources, or seek funds from a private placement among new investors, none of which can be assured. We will carry out our plan of business as discussed under "BUSINESS" below. We cannot predict to what extent our lack of liquidity and capital resources will impair the consummation of a business combination or whether we will incur further operating losses through any business entity which we may eventually acquire. Texas Nevada, Marcap and Med-X Systems have had no material business operations since 1991 and no revenues since 1991. Laissez-Faire and AZ Capital have had no material business operations and no revenues since inception. During these periods we have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by any Spin-off Company during this period. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues and may operate at a loss after completing a business combination, depending upon the performance of the acquired business.

NEED  FOR  ADDITIONAL  CAPITAL  OR  FINANCING

In order to defray the expenses of the Spin-offs and of each of the Spin-off Companies becoming public reporting companies, estimated to be $75,000, Unicorp, its principal shareholder Equitable Assets Incorporated ("Equitable"), and Texas Nevada entered into an agreement with Opportunity Acquisition Company ("Opportunity"), an unrelated Texas corporation, under which Opportunity agreed to pay the Costs up to $75,000 in consideration for Unicorp and Equitable's agreement to effect a merger of Texas Nevada and Opportunity. The payment is in the form of a loan to Equitable evidenced by a promissory note which will be canceled upon consummation of the merger.

We do not have capital sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. Although Equitable Assets, our majority shareholder has committed to bear the expenses of securities compliance and the searches for suitable business combinations, there is no assurance that Equitable Assets will be able to provide the necessary resources when needed or for how long it will be able to meet that commitment. We may have to seek loans or equity placements to cover such cash needs. In the event we are able to complete a business combination during this period, lack of existing capital may be a sufficient impediment to prevent us from accomplishing the goal of completing a business combination. There is no assurance, however, that without funds we will ultimately be able to complete a business combination. Once a business combination is completed, our need for additional financing is likely to increase substantially. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover our expenses as they may be incurred. Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

RESULTS  OF  OPERATIONS

Texas Nevada, Marcap and Med-X Systems have had no material business operations since 1991 and no revenues since 1991. Laissez-Faire and AZ Capital have had no material business operations and no revenues since inception. During these periods we have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by any Spin-off Company during this period.

We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues. We may also continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

PLAN  OF  OPERATIONS

During our current fiscal year ending December 31, 2001, we plan to complete our registration under the Securities Exchange Act of 1934 and thereafter to initiate efforts to locate a suitable business acquisition candidate. There is no assurance as to when or whether we will locate a suitable business acquisition candidate or complete a business acquisition transaction.

                                    BUSINESS

The following discussion is applicable to Texas Nevada only prior to its Merger with Opportunity Acquisition which is described elsewhere in this Information Statement or in the event the Merger with Opportunity Acquisition is not consummated.

GENERAL

Each Spin-off Company is a developmental company with no significant assets. Our only activities over the past five years have been organizational ones, directed at maintaining our corporate existence and developing our business plan. Texas Nevada, Marcap and Med-X Systems have not conducted any commercial operations since 1991 and have had no revenues since 1991. Laissez-Faire and AZ Capital have had no material business operations and no revenues since inception. We have no full-time employees and own no real estate.

We have elected to file a Form 10-SB registration statement on a voluntary basis in order to become a reporting company under the Securities Exchange Act of 1934. We are a "blind pool" or "blank check" company, whose business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital, and it is unlikely that any Spin-off Company will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

At the present time, with the exception of Texas Nevada, we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition. Our officers, directors and non-management principal shareholders named herein, have numerous contacts within the field of corporate finance. As a result, they have had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition with a blind pool or blank check company. However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with us.

Prior to the effective date of this registration statement, it is anticipated that our sole officer and director, and non-management shareholders and advisors named herein will contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of the our existence and to determine if any companies or businesses they represent have a general interest in considering a merger or acquisition with a blind pool or blank check entity. No direct discussions regarding the possibility of a merger with us is expected to occur until after the effective date of this registration statement. However, no assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to us or our shareholders.

Our search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on an exchange such as the American Stock Exchange. (See "Investigation and Selection of Business Opportunities"). We anticipates that the business opportunities presented to us will (i) either be in the process of formation, or be recently organized with limited operating history, or a history of losses attributable to under-capitalization or other factors; (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product or service or to expand into a new market; (iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). We intend to concentrate our acquisition efforts on properties or businesses that we believe to be undervalued or that we believe may realize a substantial benefit from being publicly owned. Given the above factors, shareholders should expect that any acquisition candidate may have little or no operating history, or a history of losses or low profitability.

We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of our limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

As a consequence of the registration of our securities, any entity which has an interest in being acquired by, or merging into us, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Spin-off Company would either be issued by us or be purchased from our current principal shareholders by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to be a private transaction rather than a public distribution of securities, but is also likely to result in substantial gains to the current shareholders relative to their purchase price for such stock. In our judgment, none of our officers and directors would thereby become an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, as long as the transaction is a private transaction rather than a public distribution of securities. The sale of a controlling interest by certain of our principal shareholders could occur at a time when our other shareholders remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, our current sole officer and director may resign his management positions in connection with a change in control of a Spin-off Company or its acquisition of a business opportunity (See "Form of Acquisition," below, and "Risk Factors - The Company - Lack of Continuity in Management"). In the event of such a resignation, our current management would not have any control over the conduct of the Spin-off Company's business following the change in control or our combination with a business opportunity.

It is anticipated that business opportunities will come to our attention from various sources, including our sole officer and director, our other shareholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We have no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for us.

We do not foresee that we would enter into a merger or acquisition transaction with any business with which our officers or directors are currently affiliated. Should we determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of us and our shareholders, we are in general permitted by Texas law to enter into such a transaction if:

     (1) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

     (2) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the shareholders; or

     (3) The contract or transaction is fair as to the company as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

INVESTIGATION  AND  SELECTION  OF  BUSINESS  OPPORTUNITIES

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. We will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes. Because we may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, we will incur further risks, because management in many instances will not have proven its abilities or effectiveness, the eventual market for the products or services of the business opportunity will likely not be established, and the business opportunity may not be profitable when acquired.

It is anticipated that each Spin-off Company will not be able to diversify, but will essentially be limited to one such venture because of each Spin-off Company's limited financing. This lack of diversification will not permit a Spin-off Company to offset potential losses from one business opportunity against profits from another.

It is emphasized that our management may effect transactions having a potentially adverse impact upon our shareholders pursuant to the authority and discretion of our management to complete acquisitions without submitting any proposal to the shareholders for their consideration. Holders of the our securities should not anticipate that the we necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the shareholders for their consideration, either voluntarily by such directors to seek the shareholders' advice and consent or because state law so requires.

The analysis of business opportunities will be undertaken by or under the supervision of our officers and sole director, none of whom are professional business analysts (See "Management"). Although there are no current plans to do so, we might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in stock and not in cash. Otherwise, we anticipates that we will consider, among other things, the following factors:

     (1) Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

     (2) Our perception of how any particular business opportunity will be received by the investment community and by our shareholders;

     (3) Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 adopted by the Securities and Exchange Commission (See "Risk Factors - The
Company  -  Regulation  of  Penny  Stocks").

     (4) Capital requirements and anticipated availability of required funds to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

     (5)     The  extent  to  which  the  business  opportunity can be advanced;

     (6) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

     (7) Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

     (8) The cost of our participation as compared to the perceived tangible and intangible values and potential; and

     (9) The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

In regard to the possibility that our shares would qualify for listing on NASDAQ, the current standards for initial listing include, among other requirements, that we (i) have net tangible assets of at least $4,000,000, or a market capitalization of $50,000,000, or net income of not less than $750,000 in its latest fiscal year or in two of the last three fiscal years; (ii) have a public float (i.e. shares that are not held by any officer, director or 10% shareholder) of at least 1,000,000 shares; (iii) have a minimum bid price of at least $4.00; (iv) have at least 300 round lot shareholders (i.e. shareholders who own not less than 100 shares); and (v) have an operating history of at least one year or a market capitalization of at least $50,000,000. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the NASDAQ listing criteria.

No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Because of our limited capital available for investigation and management's limited experience in business analysis, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

We are unable to predict when we may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

As part of our investigation, our executive officers and sole director may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

It is possible that the range of business opportunities that might be available for consideration by us could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in our securities until such time as they qualify for listing on NASDAQ or on an exchange which would make them exempt from applicability of the "penny stock" regulations. See "Risk Factors - Regulation of Penny Stocks."

We believe that various types of potential merger or acquisition candidates might find a business combination with us to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with us to be an attractive alternative.

FORM  OF  ACQUISITION

It is impossible to predict the manner in which we may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Spin-off Company and the promoters of the opportunity and, upon the basis of that review and our relative negotiating strength with such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. We may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require our merger, consolidation or reorganization with other corporations or forms of business organization. In addition, our present management and shareholders most likely will not have control of a majority of our voting shares following a merger or reorganization transaction. As part of such a transaction, our existing director may resign and new directors may be appointed without any vote by shareholders.

It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the shareholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current shareholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were our shareholders prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of our shares representing a controlling interest by the current officers, directors and principal shareholders. (See "Description of Business - General").

It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated, or under certain conditions at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in our securities may have a depressive effect upon such market.

We will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

As a general matter, we anticipate that we, and/or our principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither we nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

INVESTMENT  COMPANY  ACT  AND  OTHER  REGULATIONS

We may participate in a business opportunity by purchasing, trading or selling the securities of such business. We do not, however, intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Our plan of business may involve changes in our capital structure, management, control and business, especially if we consummate a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since we will not register as an investment company, our shareholders will not be afforded these protections.

Any securities which we might acquire in exchange for our common stock are expected to be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If we elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a public distribution by persons other than the issuer, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, we would be required to comply with the provisions of the Act to effect such resale.

An acquisition made by us may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.



COMPETITION

We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities may have significantly greater experience, resources and managerial capabilities than us and in that event, will be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public "blind pool" companies, many of which may have more funds available than we have available, and from other blind pool companies that may be formed by our management (See "Item 5. Directors, Executive Officers, Promoters and Control Persons - Other Blind Pool Activities").

ADMINISTRATIVE  OFFICES

We currently maintain a mailing address at One Riverway, Suite 1700, Houston, Texas 77056, which is the office address of our Counsel, M. Stephen Roberts. Our telephone number there is (713) 961- 2696. Other than this mailing address, we do not currently maintain any other office facilities, and do not anticipate the need for maintaining office facilities at any time in the foreseeable future. We pay no rent or other fees for the use of this mailing address.

EMPLOYEES

We are in the development stage and currently have no employees. Our management expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

                                   MANAGEMENT

The flowing table sets forth certain information concerning our sole director and executive officers currently serving each Spin-off Company:

    NAME            AGE  POSITION                            POSITION HELD SINCE
    --------------  ---  ----------------------------------  -------------------

    Louis G.  Mehr   68  President and Sole Director         March, 2000
    John Marrou      61  Secretary, Chief Financial Officer  March, 2000

The director named above will serve until the next annual meeting of our shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to our board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of a Spin-off Company's affairs.

The sole director and officers will devote their time to our affairs on an "as needed" basis, which, depending on the circumstances, could amount to as little as two hours per month, or more than forty hours per month, but more than likely will fall within the range of five to ten hours per month. There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person.

BIOGRAPHICAL  INFORMATION

LOUIS MEHR, President and director, is an attorney licensed to practice in the State of Texas. Mr. Mehr received his L.L.B. from the South Texas College of Law in 1962.

In addition to serving as the sole director and executive officer of each of the Spin-off Companies, Mr. Mehr is also currently president of Unicorp, a publicly held company subject to the periodic reporting requirements of the 1934Exchange Act, and an officer and director of the following private corporations: Texas Arizona Mining Company; Equitable Assets Incorporated; and LGM Capital, Inc.

JOHN MARROU, Secretary and Chief Financial Officer. Mr. Marrou has been involved in all phases of accounting for over thirty years. Mr. Marrou also serves as CFO to Centre Capital Corporation, a publicly held company subject to the periodic reporting requirements of the 1934Exchange Act.

OTHER  BLIND  POOL  ACTIVITIES

Each of our executive officers, directors, and principal shareholders is also an officer, director and/or principal shareholder of other blind pool or blank check companies, specifically the Spin-off Companies. The Spin-off Companies will be in competition with each other for prospective companies to acquire. See "Conflicts of Interest" below.

The officers and sole director of the Spin-off Companies may also establish additional blind pool or blank check companies in the future.

CONFLICTS  OF  INTEREST

None of our officers will devote more than a portion of his or her time to the affairs of the Spin-off Companies. There will be occasions when the time requirements of a Spin-off Company's business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Although each of the Spin-off Companies will, in effect, be in direct competition with each other for acquisition of available business opportunities, the potential that such competition will create a conflict of interest for our officers and directors is minimized by the fact that each of the entities currently has substantially the same shareholders, and is expected to continue to have the same shareholders until a business acquisition has been completed.

As a way of further minimizing any potential conflict of interest in the process of acquisition of available business opportunities, it is the stated policy of the persons who are officers and directors of each Spin-off Company, to present the opportunity to the available blind pool or blank check company that has had its securities registered pursuant to Section 12(g) of the 1934 Act for the longest period of time. In the event that none of the pools is more mature than the others, the officers and directors will arbitrarily assign the particular business opportunity to one of the pool companies.

Our officers, sole director and principal shareholders may actively negotiate for the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by our officers, directors and principal shareholders made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to members of our management to acquire their shares creates a conflict of interest for them and may compromise their state law fiduciary duties to the Spin-off Company's other shareholders. In making any such sale, members of our management may consider their own personal pecuniary benefit rather than the best interests of the Spin-off Company and the Spin-off Company's other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular buy-out transaction involving shares held by members of our management.

EXECUTIVE  COMPENSATION

No current officer or director has received any remuneration or compensation from the Spin-off Companies. It is not anticipated that any officer or director will receive additional compensation from the Spin-off Companies other than reimbursement for out-of-pocket expenses incurred on behalf of a Spin-off Company. See "Certain Relationships and Related Transactions." The Spin-off Companies have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

We may employ a spouse of an officer or director, or an employee of a company owned by an officer or director, to perform administrative or secretarial services required by a Spin-off Company. Such individuals would be paid standard, "going rate" hourly compensation for services rendered.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Spin-off Companies. Also included are the shares held by all executive officers and directors as a group.

TEXAS  NEVADA,  MARCAP,  MED-X  AND  LAISSEZ-FAIRE

                             SHARES BENEFICIALLY OWNED AFTER
                                       SPIN-OFFS
Beneficial Owner                  Number    Percent
------------------------------  ----------  --------

Equitable Assets Incorporated   474,589(1)     79.6%
35 Barracks Road
3rd Floor
Belize City, Belize C.A.

Louis G.  Mehr (3)              474,589(2)     79.6%
1907 Tarpley Ct.
Katy, Texas 77493

All officers and directors      474,589(2)     79.6%
  as a group (2 persons)(3)

     (1) Equitable Assets Incorporated("EAI"), a Belize corporation, is the control person of each of the above Spin-off Companies. EAI is one (100%) owned by the First Madison Trust("FMT"), a Belize personal trust. The settlor and beneficiary of the trust is John Avilez, a Belize citizen, who is now deceased. Mr. Avilez died on April 4, 2000. It is assumed that Mr. Avilez's estate is now the beneficiary of FMT. Mr. Avilez was a lawyer in Belize.
     (2)  Includes  474,589  shares  held  of  record  by  Equitable  Assets
          Incorporated, of which Mr. Mehr serves as president, and in which shares he disclaims any beneficial interest.
     (3) The person listed is an officer, a director, or both, of each Spin-off Company.

AZ  CAPITAL

                           SHARES BENEFICIALLY OWNED AFTER
                                     SPIN-OFFS
Beneficial Owner                  Number    Percent
------------------------------  ----------  --------

UST Securities                  4,689,505      68.5%
4 Gabourel Lane
Belize City, Belize C.A.

Comptand Trust                  1,563,168      22.8%
7 Taipa Point Road
Mangonui, RD3
Kaipaia, New Zealand

Equitable Assets Incorporated   474,589(1)      6.9%
35 Barracks Road
3rd Floor
Belize City, Belize C.A.

Louis G.  Mehr (3)              474,589(2)      6.9%
1907 Tarpley Ct.
Katy, Texas 77493

All officers and directors      474,589(2)      6.9%
  as a group (1 person) (3)

     (1) Equitable Assets Incorporated("EAI"), a Belize corporation, is wholly (100%) owned by the First Madison Trust("FMT"), a Belize personal trust. The settlor and beneficiary of the trust is John Avilez, a Belize citizen, who is now deceased. Mr. Avilez died on April 4, 2000. It is assumed that Mr. Avilez's estate is now the beneficiary of FMT. Mr. Avilez was a lawyer in Belize.
     (2)  Includes  474,589  shares  held  of  record  by  Equitable  Assets
          Incorporated, of which Mr. Mehr serves as president, and in which shares he disclaims any beneficial interest.
     (3) The person listed is an officer, a director, or both, of the above Spin-off Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our officers, directors, promoters, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by a Spin-off Company through security holdings, contracts, options, or otherwise.

Each Spin-off Company has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether, or in what amount, such a stock issuance might be made.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of the Spin-off Companies except as described under "Executive Compensation" above.

The Spin-off Companies do not maintain an office, but they do maintain a mailing address at the office of their counsel, for which they pay no rent, and for which they do not anticipate paying rent in the future. It is likely that we will not establish an office until we have completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

Although management has no current plans to cause a Spin-off Company to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by our current shareholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current shareholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such shareholders. Any payment to current shareholders in the context of an acquisition involving the Spin-off Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of Common Stock. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. In the election of Directors, a plurality of the votes cast shall elect. In all other matters, the action shall be approved if the number of votes cast in favor of the action exceed the number of votes cast in opposition to the action.

As of the date of this Information Statement, Texas Nevada, Marcap, Med-X and Laissez-Faire each had 596,569 shares of Common Stock issued and outstanding and AZ Capital had 6,849,242 shares of Common Stock issued and outstanding.

Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares will be when issued, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the our Common Stock are issued, the relative interests of then existing shareholders may be diluted.

Dissenter's rights. Under current Texas law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

PREFERRED  STOCK

Each of the Spin-off Companies is authorized to issue 50,000,000 shares of preferred stock, no par value. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

As of the date of this Information Statement no Spin-off Company had any shares of Preferred Stock issued and outstanding.

TRANSFER  AGENT

Our Transfer Agent is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107, (801) 266-7151, fax (801) 262-0907.

REPORTS  TO  SHAREHOLDERS

We plan to furnish its shareholders with an annual report for each fiscal year ending December 31 containing financial statements audited by its independent certified public accountants. In the event a Spin-off Company enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to shareholders. Additionally, each Spin-off Company may, in its sole discretion, issue unaudited quarterly or other interim reports to its shareholders when it deems appropriate. Each Spin-off Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934.

                                DIVIDEND POLICY

It is the current policy of our Board of Directors to retain any earnings for use in business operations. Consequently, we do not expect to pay cash dividends in the future.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have agreed to indemnify our officers and directors to the maximum extent permitted or required under applicable law. Texas corporation law permits us to indemnify our directors and officers for liabilities for liabilities, costs and expenses that such persons may incur as a result of actions they may take in performing their duties as officers and directors. In order to be indemnified under Texas law, the person must have acted in good faith and in a manner he believed was in or not opposed to the best interests of the Spin-off Company.
In the case of any criminal proceeding, the person must not have reasonable cause to believe that his conduct was unlawful. In Texas, if a person is found by a court to be liable to the corporation, that court must approve any reimbursement of expenses to such person. The foregoing limitations do not, however, apply to the indemnity contracts to which all officers and directors are parties with the Spin-off Company. Any amendment or repeal of the Spin-off Company's Articles of Incorporation may not adversely affect the rights of any person entitled to indemnification for any event occurring prior to such amendment or repeal.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed a Form 10-SB Registration Statement with the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington D.C. 20549. This Information Statement does not contain all of the information set forth in the registration statement, exhibits, and schedules thereto. For further information with respect to a Spin-off Company, reference is made to the registration statement, exhibits and schedules, copies of which may be obtained from the Commission's principals officers principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10, upon payment of the fees prescribed by the Commission. The registration statement, including exhibits and schedules, are also available on the SEC's website at www.sec.gov.

After the Spin-offs, we will be subject to the information requirements of the Exchange Act, and in accordance therewith will file reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission or obtained on the Commission's website at HTTP://WWW.SEC.GOV. We intend to furnish our shareholders with annual reports containing consolidated financial statements (beginning with fiscal year 2001) audited by our independent accountants.

                              FINANCIAL STATEMENTS

(a)  Financial  statements  for  Texas  Nevada  Oil  &  Gas  Co.

     (1) Financial statements for Texas Nevada Oil & Gas Co. for the year ended December 31, 2000, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, are attached. See pages F/S-1 through F/S-9.

     (2) Unaudited Interim Financial statements for Texas Nevada Oil & Gas Co. for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001, are attached. See pages F/S-10 through F/S-16.

(b)  Financial  statements  for  Marcap  International,  Inc.

     (1) Financial statements for Texas Nevada Oil & Gas Co. for the year ended December 31, 2000, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, are attached. See following pages.
     (2) Unaudited Interim Financial statements for Texas Nevada Oil & Gas Co. for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001, are attached. See following pages.

(c)  Financial  statements  for  MED-X  Systems,  Inc.

     (1) Financial statements for Texas Nevada Oil & Gas Co. for the year ended December 31, 2000, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, are attached. See following pages.
     (2) Unaudited Interim Financial statements for Texas Nevada Oil & Gas Co. for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001, are attached. See following pages.

(d)  Financial  statements  for  Laissez-Faire  Group,  Inc.

     (1) Financial statements for Texas Nevada Oil & Gas Co. for the year ended December 31, 2000, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, are attached. See following pages.
     (2) Unaudited Interim Financial statements for Texas Nevada Oil & Gas Co. for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001, are attached. See following pages.

(e)  Financial  statements  for  AZ  Capital,  Inc.

     (1) Financial statements for Texas Nevada Oil & Gas Co. for the year ended December 31, 2000, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, are attached. See following pages.
     (2) Unaudited Interim Financial statements for Texas Nevada Oil & Gas Co. for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001, are attached. See following pages.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   __________



                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                FOR THE YEAR ENDED DECEMBER 31, 2000, AND FOR THE
        PERIOD FROM INCEPTION OF THE DEVELOPMENT STAGE, JANUARY 1, 1999,
                              TO DECEMBER 31, 2000

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   __________


                                                              PAGE(S)
                                                              -------
Report of Independent Accountants                                1

Balance Sheet as of December 31, 2000                            2

Statements of Operations for the years ended
  December 31, 2000 and 1999, and for the period
  from inception of the development stage,
  January 1, 1999, to December 31, 2000                          3

Statements of Stockholder's Equity for the years
  ended December 31, 2000 and 1999, and for the
  period from inception of the development stage,
  January 1, 1999, to December 31, 2000                          4

Statements of Cash Flows for the years ended
  December 31, 2000 and 1999, and for the period
  from inception of the development stage,
  January 1, 1999, to December 31, 2000                          5

Notes to Financial Statements                                   6-7

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board  of  Directors  and  Stockholder
Texas  Nevada  Oil  &  Gas  Co.


We have audited the accompanying balance sheet of Texas Nevada Oil & Gas Co. (a corporation in the development stage) as of December 31, 2000 and the related statements of operations, stockholder's equity and cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Nevada Oil & Gas Co. as of December 31, 2000, and the results of its operations and its cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, in conformity with generally accepted accounting principles.



                                             /s/ Ham, Langston & Brezina, L.L.P.

Houston,  Texas
July  17,  2001

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                DECEMBER 31, 2000
                                   __________

     ASSETS
     ------

Current assets                                                   $     -
                                                                 --------

    Total assets                                                 $     -
                                                                 ========


LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities                                              $     -
                                                                 --------

    Total liabilities                                                  -
                                                                 --------

Commitments and contingencies

Stockholder's equity:
  Preferred Stock:  no par value; 50,000,000
    shares authorized; no shares issued and
    outstanding                                                        -
  Common stock:  no par value; 200,000,000
    shares authorized; 1,000 shares issued and
    outstanding                                                    1,000
  Losses accumulated during the development stage                 (1,000)
                                                                 --------

    Total stockholder's equity                                         -
                                                                 --------

      Total liabilities and stockholder's
        equity                                                   $     -
                                                                 ========


   The accompanying notes are an integral part of these financial statements.

                                 TEXAS NEVADA OIL & GAS CO.
                          (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  STATEMENTS OF OPERATIONS
                                         __________

                                                                                INCEPTION,
                                                                                JANUARY  1,
                                                 YEAR  ENDED  DECEMBER  31,      1999,  TO
                                               -----------------------------   DECEMBER  31,
                                                   2000            1999            2000
                                               -------------  --------------  --------------

General and administrative expense             $           -  $       1,000   $       1,000
                                               -------------  --------------  --------------

Net loss                                       $           -  $      (1,000)  $      (1,000)
                                               =============  ==============  ==============

Basic and dilutive net loss per common share   $           -  $       (1.00)
                                               =============  ==============

Weighted average common shares outstanding
  (basic and dilutive)                                 1,000          1,000
                                               =============  ==============


   The accompanying notes are an integral part of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                       STATEMENTS OF STOCKHOLDER'S EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999, AND FOR
              THE PERIOD FROM INCEPTION OF THE DEVELOPMENT STAGE,
                      JANUARY 1, 1999, TO DECEMBER 31, 2000
                                   __________

                                                                       LOSSES
                                                                     ACCUMULATED
                                                                     DURING  THE
                                             COMMON  STOCK           DEVELOPMENT
                                          SHARES        AMOUNT          STAGE           TOTAL
                                       ------------  -------------  --------------  --------------
Balance at inception, January 1, 1999             -  $           -  $           -   $           -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                             1,000          1,000              -           1,000

Net loss                                          -              -         (1,000)         (1,000)
                                       ------------  -------------  --------------  --------------

Balance at December 31, 1999                  1,000          1,000         (1,000)              -

Net loss                                          -              -              -               -
                                       ------------  -------------  --------------  --------------

Balance at December 31, 2000                  1,000  $       1,000  $      (1,000)  $           -
                                       ============  =============  ==============  ==============


   The accompanying notes are an integral part of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                            STATEMENTS OF CASH FLOWS
                                   __________

                                                                                   INCEPTION,
                                                                                   JANUARY 1,
                                                    YEAR  ENDED  DECEMBER  31,      1999, TO
                                                   -----------------------------   DECEMBER 31,
                                                       2000            1999            2000
                                                   -------------  --------------  --------------
Cash flows from operating activities:
  Net loss                                         $           -  $      (1,000)  $      (1,000)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Common stock issued for services                           -          1,000           1,000
                                                   -------------  --------------  --------------

        Net cash provided by operating activities
          and net increase in cash and cash
          equivalents                                          -              -               -

Cash and cash equivalents, beginning of year                   -              -               -
                                                   -------------  --------------  --------------

Cash and cash equivalents, end of year             $           -  $           -   $           -
                                                   =============  ==============  ==============


   The accompanying notes are an integral part of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   __________


1.   DESCRIPTION  OF  BUSINESS
     -------------------------

     Texas Nevada Oil & Gas Co. (the "Company") was incorporated on June 15, 1981 in the state of Texas . The Company is a wholly-owned subsidiary of Unicorp, Inc. (the "Parent") and was originally formed for the purpose of holding and operating the Parent's mineral interests in the State of Texas. The Company has not been engaged in any significant activities since 1991 when it ceased active operations and liquidated its operating assets. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

     The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by
                                            ------------------------------
     Development  Stage  Enterprises,  the  accompanying  financial statements
     -------------------------------
     include cumulative amounts from January 1, 1999, the inception of the development stage.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

     INCOME  TAXES
     -------------

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     NET  LOSS  PER  COMMON  SHARE
     -----------------------------

     Basic and dilutive net loss per common share for the years ended December 31, 2000 and 1999 have been computed by dividing net loss by the weighted average number of shares of common stock outstanding during these periods.

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

2.   SUMMARY  OF  SOIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     -----------------------------------------------------------

     SEGMENT  INFORMATION
     --------------------

     The Company has adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 requires a company to disclose financial and other information, as defined by the statement, about its business segments, their products and services, geographic areas, major customers, revenues, profits, assets and other information. The Company currently operates in only one business segment and does not have geographically diversified business operations.


3.   INCOME  TAXES
     -------------

     The tax effects of temporary differences that give rise to deferred tax assets at December 31, 2000 are as follows:

       Net  operating  loss  carryforward     $     150
                                              ----------

         Total  gross  deferred  tax  assets        150

       Less  valuation  allowance                  (150)
                                              ----------

       Net  deferred  tax  assets             $       -
                                              ==========


4.   SUBSEQUENT  EVENT
     -----------------

     On March 23, 2001, the Company entered into an agreement with the Parent, the controlling stockholder of the Parent, and Opportunity Acquisition Company ("Opportunity") under which the Company agreed to merge with Opportunity in a transaction (the "Transaction") that will be treated as a recapitalization of Opportunity. Under the Transaction, the parties agreed to the following:


     - The Parent will "spin-off" the Company to its stockholders and promptly thereafter the Parent and the Company will register the Company's common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     - Following the completion of the spin-off and effective registration of the Company's common stock, Opportunity will merge (the "Merger") with the Company through the exchange of 5% of its common stock for 100% of the Company's common stock.

     - The Company and the Parent will prepare and send to the stockholders of the Parent an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

     - Opportunity, in connection with the Information Statement and as part of the Merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Opportunity common stock received by the Company's stockholders.

     - If the Company, the Parent and the controlling stockholder of the Parent comply with all requirements of the Transaction, Opportunity will pay up to $75,000 of the costs of the Transaction through cancellation of a $75,000 promissory note that was originated as part of the Transaction.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   __________



                     UNAUDITED INTERIM FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000, AND FOR THE
        PERIOD FROM INCEPTION OF THE DEVELOPMENT STAGE, JANUARY 1, 1999,
                                TO JUNE 30, 2001

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   __________


                                                        PAGE(S)
                                                        -------

Unaudited Interim Balance Sheet as of June 30, 2001        1

Unaudited Interim Statements of Operations for the
  six months ended June 30, 2001 and 2000, and for
  the period from inception of the development stage,
  January 1, 1999, to June 30, 2001                        2

Unaudited Interim Statements of Stockholder's Equity
  for the six months ended June 30, 2001, and for the
  period from inception of the development stage,
  January 1, 1999, to June 30, 2001                        3

Unaudited Interim Statements of Cash Flows for the
  six months ended June 30, 2001 and 2000, and for the
  period from inception of the development stage,
  January 1, 1999, to June 30, 2001                        4

Notes to Unaudited Interim Financial Statements           5-6

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                         UNAUDITED INTERIM BALANCE SHEET
                                  JUNE 30, 2001
                                   __________


     ASSETS
     ------

Current assets                                     $            -
                                                   ---------------

    Total assets                                   $            -
                                                   ===============


LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities                                $            -
                                                   ---------------

    Total liabilities                                           -
                                                   ---------------

Commitments and contingencies

Stockholder's equity:
  Preferred Stock:  no par value; 50,000,000
    shares authorized; no shares issued and
    outstanding                                                 -
  Common stock:  no par value; 200,000,000
    shares authorized; 1,000 shares issued and
    outstanding                                             1,000
  Losses accumulated during the development stage          (1,000)
                                                   ---------------

    Total stockholder's equity                                  -
                                                   ---------------

      Total liabilities and stockholder's
        equity                                     $            -
                                                   ===============


     The accompanying notes are an integral part of these unaudited interim financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                   UNAUDITED INTERIM STATEMENTS OF OPERATIONS
                                   __________

                                                                          INCEPTION,
                                                                          JANUARY 1,
                                               SIX MONTHS ENDED JUNE 30,   1999,  TO
                                               ------------------------     JUNE 30,
                                                   2001        2000          2001
                                               -----------  -----------  ------------
General and administrative expense             $         -  $         -  $     1,000
                                               -----------  -----------  ------------

Net loss                                       $         -  $         -  $    (1,000)
                                               ===========  ===========  ============

Basic and dilutive net loss per common share   $         -  $         -
                                               ===========  ===========

Weighted average common shares outstanding
  (basic and dilutive)                               1,000        1,000
                                               ===========  ===========


     The accompanying notes are an integral part of these unaudited interim financial statements.

                                TEXAS NEVADA OIL & GAS CO.
                         (A CORPORATION IN THE DEVELOPMENT STAGE)
                   UNAUDITED INTERIM STATEMENTS OF STOCKHOLDER'S EQUITY
                      FOR THE SIX MONTHS ENDED JUNE 30, 2001, AND FOR
                    THE PERIOD FROM INCEPTION OF THE DEVELOPMENT STAGE,
                             JANUARY 1, 1999, TO JUNE 30, 2001
                                        __________

                                                                  LOSSES
                                                                ACCUMULATED
                                                                DURING  THE
                                           COMMON  STOCK        DEVELOPMENT
                                         SHARES      AMOUNT        STAGE          TOTAL
                                       ----------  -----------  ------------  ------------
Balance at inception, January 1, 1999           -  $         -  $         -   $         -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                           1,000        1,000            -         1,000

Net loss                                        -            -       (1,000)       (1,000)
                                       ----------  -----------  ------------  ------------

Balance at December 31, 1999                1,000        1,000       (1,000)            -

Net loss                                        -            -            -             -
                                       ----------  -----------  ------------  ------------

Balance at December 31, 2000                1,000        1,000       (1,000)            -

Net loss                                        -            -            -             -
                                       ----------  -----------  ------------  ------------

Balance at June 30, 2001                    1,000  $     1,000  $    (1,000)  $         -
                                       ==========  ===========  ============  ============


     The accompanying notes are an integral part of these unaudited interim financial statements.

                                TEXAS NEVADA OIL & GAS CO.
                         (A CORPORATION IN THE DEVELOPMENT STAGE)
                        UNAUDITED INTERIM STATEMENT OF CASH FLOWS
                                        __________

                                                                              INCEPTION,
                                                                              JANUARY 1,
                                                   SIX MONTHS ENDED JUNE 30,   1999, TO
                                                   -----------  -----------    JUNE 30,
                                                       2001        2000          2001
                                                   -----------  -----------  ------------
Cash flows from operating activities:
  Net loss                                         $         -  $         -  $    (1,000)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Common stock issued for services                         -            -        1,000
                                                   -----------  -----------  ------------

        Net cash provided by operating activities
          and net increase in cash and cash
          equivalents                                        -            -            -

Cash and cash equivalents, beginning of year                 -            -            -
                                                   -----------  -----------  ------------

Cash and cash equivalents, end of year             $         -  $         -  $         -
                                                   ===========  ===========  ============


     The accompanying notes are an integral part of these unaudited interim financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                   __________


1.   DESCRIPTION  OF  BUSINESS
     -------------------------

     Texas Nevada Oil & Gas Co. (the "Company") was incorporated on June 15, 1981 in the state of Texas . The Company is a wholly-owned subsidiary of Unicorp, Inc. (the "Parent") and was originally formed for the purpose of holding and operating the Parent's mineral interests in the State of Texas. The Company has not been engaged in any significant activities since 1991 when it ceased active operations and liquidated its operating assets. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

     The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by Development Stage Enterprises,
                     -----------------------------------------------------------
     the accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.

2.   INTERIM  FINANCIAL  STATEMENTS
     ------------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-SB and Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2001 and 2000 are not necessarily indicative of the results that may be expected for the respective full years.

     A summary of the Company's significant accounting policies and other information necessary to understand these financial statements is presented in the Company's audited financial statements for the years ended December 31, 2000 and 1999. Accordingly, the Company's audited financial statements should be read in connection with these financial statements.


3.   MERGER  WITH  OPPORTUNITY  ACQUISITION  COMPANY
     -----------------------------------------------

     On March 23, 2001, the Company entered into an agreement with the Parent, the controlling stockholder of the Parent, and Opportunity Acquisition Company ("Opportunity") under which the Company agreed to merge with Opportunity in a transaction (the "Transaction") that will be treated as a recapitalization of Opportunity. Under the Transaction, the parties agreed to the following:

     - The Parent will "spin-off" the Company to its stockholders and promptly thereafter the Parent and the Company will register the Company's common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     - Following the completion of the spin-off and effective registration of the Company's common stock, Opportunity will merge (the "Merger") with the Company through the exchange of 5% of its common stock for 100% of the Company's common stock.

     - The Company and the Parent will prepare and send to the stockholders of the Parent an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

     - Opportunity, in connection with the Information Statement and as part of the Merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Opportunity common stock received by the Company's stockholders.

     - If the Company, the Parent and the controlling stockholder of the Parent comply with all requirements of the Transaction, Opportunity will pay up to $75,000 of the costs of the Transaction through cancellation of a promissory note that will be funded as part of the Transaction.